Exhibit 31.1

CERTIFICATION

I, Michael S. Castleman, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K of CDI Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

Date: April 27, 2017	By:	/s/ Michael S. Castleman
Michael S. Castleman
President, Interim Chief Executive
Officer and Chief Financial Officer
(Principal Executive Officer and
Principal Financial Officer)